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                                                                    EXHIBIT 10.1


                                                        Hines Horticulture, Inc.
                                                              12621 Jeffrey Road
                                                                Irvine, CA 92620

April 27, 2006

Dear Steve,

I am pleased to extend an offer of employment to you for the position of Vice President of Operational Excellence & Human Resources for Hines Horticulture, Inc., reporting directly to me. The role of VP OE & HR will be responsible for the effectiveness of all human resource strategies, programs and leadership activities. You will lead the selection, design and support of operational improvement projects with the objective of producing direct positive profit impact. Additionally you will work closely with me to translate the Hines vision into an HR strategy, and with key operating executives to integrate that strategy with management development needs and performance management systems.

I have summarized the following compensation and benefits package for your review.

>>       Start Date                        May 30, 2006 or sooner
>>       Annual base salary                $200,000
>>       Relocation assistance(1)          $52,000
>>       Leadership Incentive Bonus(2)     50% of base annual salary will be
>>       Stock Options(3)                  80,000 shares at a $4.55 strike price
>>       Leased vehicle                    Lease amount to be determined
                                           according to policy
>>       Vacation Benefits                 4 weeks per year
>>       Sick Days                         5 days per year
>>       401k eligibility                  After 1,000 hours and 12 months of
                                           service
>>       401k Entry dates are              January 1, April 1, July 1 or
                                           October 1
>>       Medical, Dental & Life            You will be eligible for medical
                                           benefits on the first of the month
                                           following thirty days of service.

Your annual salary will be reviewed for a potential increase on January 1, 2007, based on your performance and the company's financial results achieved in 2006. Specific Key Result Areas will be defined during the first 60 days of your new position.


--------------------
(1) Amount will be paid upon relocation contingent on the relocation occurs within 12 months of start of employment. A relocation expense repayment agreement will require repayment of the relocation amount on a sliding-scale reduction if you leave the company within 12 months from receiving the relocation assistance. Additionally, the company will pay for you and your wife's travel, lodging and meal expenses to make up to three visits to the Houston, Texas community to support your relocation efforts.

(2) Prorated from your date of hire in 2006 (See schedule attached).

(3) Vesting at 50% June 1, 25% December 31, 2006 and 25% December 31, 2007


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I look forward to your response and acceptance for this position. This offer is valid for your acceptance until May 16, 2006 and contingent upon satisfactory results from a pre-employment background investigation and review of your personal references.

If you have any questions please don't hesitate to contact me at (949) 936-8100.

Sincerely yours,


/s/ Robert Ferguson
-------------------
President and Chief Executive Officer





Offer Accepted by: /s/ Steven Avery                          Date:     4/28/06
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                         2006 Leadership Incentive Plan
                     CORPORATE RESOURCES PARTICIPANT SUMMARY
--------------------------------------------------------------------------------


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Employee Name:                              Steve Avery
Title:                                      VP OE & HR
2006 Base Salary:                           $200,000
Bonus Target as a Percent of Salary:        50%
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2006 LEADERSHIP INCENTIVE PLAN HIGHLIGHTS:
------------------------------------------
     o Plan participants are eligible for the Leadership Incentive payout if the following occur.
          o Total Company achievement of 90% or greater of the approved 2006 Free Cash Flow Budget

     o    The 2006 Performance metrics are as follows:
          o    Free Cash Flow with a range of 90% to 120% of budget
          o    Net Sales with a range of 95% to 120% of budget
          o    Return on sales percentage within .50% of last year's ROS %
     o    Weighting for the 2006 plan is as follows
          o    100% Company Results
          o    Free Cash Flow = 70%
          o    Net Sales = 20%
          o    Key Result Areas = 10%
     o The Leadership Incentive Plan will remain in place unless cancelled or amended by the Compensation Committee and approved by the Board of Directors
     o The Compensation Committee will be responsible for overall Plan approval, for approving performance goals (as recommended by ELT), and approving bonus payments based on financial results and calculated payments.
     o Eligibility will be approved by the Compensation Committee based on ELT's recommendation and will be limited to key leadership positions that have a significant impact on the success of the organization.
     o Only eligible participants who are actively employed on the last day of the fiscal calendar year will be eligible for a bonus payment.
     o Bonus payments will be made no later than March 15th following the plan year
     o Employees who terminate during the plan year for reasons of death, disability, retirement or job elimination may receive a pro-rated bonus share no later than March 15th following the plan year.
     o Employees who terminate for any other reason (voluntary or involuntary) forfeit rights to a bonus payments for that year.

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Reviewed by:  /s/ Robert Ferguson                        Date: 4/27/06

Employee Signature:   /s/ Steven Avery                   Date: 4/28/06
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